Exhibit 99.1

TransDigm Group Reports Fiscal 2010 Third Quarter Results

Cleveland, Ohio, August 10, 2010/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal third quarter ended July 3, 2010.

Highlights for the third quarter include:

•	Net sales of $214.2 million, up 12.8% from $189.9 million

•	EBITDA As Defined of $105.8 million, up 11.7% from $94.7 million

•	Net income of $44.0 million, up 6.3% from $41.4 million

•	Earnings per share under the “two-class method” of $0.83, up 5.1% from $0.79

•	Adjusted earnings per share under the “two-class method” of $0.88, up 6.0% from $0.83

•	Increase in fiscal 2010 earnings outlook

Net sales for the quarter rose 12.8% to $214.2 million from $189.9 million in the comparable quarter a year ago. Organic net sales growth was approximately 2%. The acquisitions of Acme Aerospace, the Woodward Governor valve product line and Dukes Aerospace accounted for the balance of the sales increase.

Net income for the quarter rose 6.3% to $44.0 million, or $0.83 per share, compared with $41.4 million, or $0.79 per share, in the comparable quarter a year ago. This increase in net income of $2.6 million reflects the net sales growth, favorable product mix and a lower effective tax rate. Partially offsetting these factors was an increase in interest expense primarily associated with the $425 million note offering in October 2009.

Adjusted net income for the quarter rose 6.5% to $46.5 million, or $0.88 per share, from $43.6 million, or $0.83 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $2.5 million, net of tax, or $0.05 per share, of non-cash compensation costs, acquisition-related expenses, and transaction-related costs. Adjusted net income for the prior-year quarter excluded $2.2 million, net of tax, or $0.04 per share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 11.9% to $102.9 million from $91.9 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 11.7% to $105.8 million compared with $94.7 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.4%.

“We are pleased with our operating results for the quarter,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “The third quarter results began to reflect a long awaited upturn in global air traffic. Commercial aftermarket sales rose sequentially again and were up significantly versus the prior year third quarter. We are hopeful that this market recovery will continue. Defense revenues were modestly up sequentially and about flat versus the prior year third quarter. Year-to-date defense revenues continue to run ahead of last year, while commercial OEM revenues maintained their somewhat sluggish trend. Operationally we had another good quarter with a 49.4% EBITDA As Defined margin, in spite of the dilutive impact of recent acquisitions. Our consistent value based operating strategy continues to yield solid results.”

As previously reported on August 6, 2010 and subsequent to the quarter end, the Company has entered into an agreement to acquire the stock of Semco Instruments, Inc. Headquartered in Valencia, California, Semco manufactures proprietary, highly engineered components for the aerospace industry. We expect that the acquisition, which is subject to certain conditions, will close during the fourth quarter of fiscal year 2010.

Year-to-Date Results

Net sales for the 39-week period ended July 3, 2010 were $604.5 million, a 7.1% increase over net sales of $564.2 million in the comparable period last year. All of this increase was due to recent acquisitions, with organic sales down 2.9%.

Net income for the 39-week period decreased 7.0% to $112.8 million, or $1.56 per share, from $121.3 million, or $2.31 per share, in the comparable period a year ago. While income from operations increased roughly 3%, net income declined due to an increase in interest expense of $13.1 million, net of tax, or $0.25 per share, primarily associated with the October 2009 note offering. In addition, earnings per share in the first quarter were reduced by $0.57 per share representing the dividend equivalent payment.

Adjusted net income for the 39-week period decreased 3.4% to $123.2 million, or $2.33 per share, from $127.6 million, or $2.43 per share, in the comparable period a year ago. While income from operations increased, adjusted net income declined as a result of the $0.25 per share of increased interest expense primarily associated with the October 2009 note offering. Adjusted net income in the current year-to-date period excludes $10.4 million of certain non-cash compensation-related expenses, acquisition-related costs, and transaction-related costs net of tax, or $0.20 per share. In addition, adjusted earnings per share in the first quarter excluded the $0.57 per share dividend equivalent payment. Adjusted net income in the prior year-to-date period excluded $6.3 million of certain non-cash compensation-related expenses and acquisition-related costs, net of tax, or $0.12 per share.

EBITDA for the 39-week period increased 3.3% to $282.3 million compared with $273.2 million for the comparable period a year ago. EBITDA As Defined for the period increased 5.5% to $296.0 million from $280.6 million for the comparable period a year ago. EBITDA As Defined Margin for the period was 49.0%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income, a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Earnings per share is calculated under the “two-class method.” The application of the “two-class method” as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

Fiscal 2010 Outlook

Mr. Howley continued, “The Company is revising full year fiscal 2010 guidance to reflect lower than projected interest and income tax expense as well as some improvement in operations. In spite of a tough economic environment, the strength of our consistent business model should enable us to see some modest organic growth for the full year.”

Based upon current market conditions and assuming no additional acquisitions, the revised guidance is as follows:

•	Revenues are anticipated in the range of $817 million to $825 million (previously in the range of $804 million to $835 million) compared with $762 million in fiscal 2009;

•	EBITDA As Defined is anticipated in the range of $404 million to $408 million (previously in the range of $393 million to $408 million) compared with $375 million in fiscal 2009;

•	Net income is anticipated in the range of $158 million to $160 million (previously in the range of $150 million to $155 million) compared with $163 million in fiscal 2009;

•

Earnings per share under the “two-class method” are expected to be in the range of $2.40 to $2.44 per share on weighted average shares outstanding of 53.0 million (previously in the range of $2.25 to $2.35 per share) compared with $3.10 in fiscal 2009; and

•

Adjusted earnings per share under the “two-class method” are expected to be in the range of $3.20 to $3.24 per share (previously in the range of $3.05 to $3.15 per share) compared with $3.29 in fiscal 2009.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on August 10, 2010, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 543-6403 and enter the pass code 21680535. International callers should dial (617) 213-8896 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 46439579. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/ electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting, specialized AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2010 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JULY 3, 2010 AND JUNE 27, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

NET SALES	$214,182	$189,875	$604,537	$564,198

COST OF SALES	91,749	82,024	263,842	243,248

GROSS PROFIT	122,433	107,851	340,695	320,950

OPERATING EXPENSES:
Selling and administrative	23,344	19,349	69,404	57,937
Amortization of intangibles	3,812	3,305	11,502	10,154

Total operating expenses	27,156	22,654	80,906	68,091

INCOME FROM OPERATIONS	95,277	85,197	259,789	252,859

INTEREST EXPENSE - Net	28,222	21,226	85,149	64,848

INCOME BEFORE INCOME TAXES	67,055	63,971	174,640	188,011

INCOME TAX PROVISION	23,050	22,583	61,830	66,720

NET INCOME	$44,005	$41,388	$112,810	$121,291

NET INCOME APPLICABLE TO COMMON STOCK	$44,005	$41,388	$82,497	$121,291

Net Earnings Per Share:
Basic and Diluted (two-class method)	$0.83	$0.79	$1.56	$2.31

Cash dividends paid per common share	$—	$—	$7.65	$—

Weighted-Average Shares Outstanding:
Basic and Diluted	52,923	52,384	52,923	52,518

TRANSDIGM GROUP INCORPORATED	Table 2
SUPPLEMENTAL INFORMATION
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JULY 3, 2010 AND JUNE 27, 2009
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Net Income	$44,005	$41,388	$112,810	$121,291

Depreciation and Amortization	7,585	6,741	22,534	20,342
Interest Expense, net	28,222	21,226	85,149	64,848
Income Tax Provision	23,050	22,583	61,830	66,720

EBITDA	102,862	91,938	282,323	273,201

Add: As Defined Adjustments:
Stock option expense (1)	1,756	1,698	5,026	4,190
Integration and purchase accounting adjustments (2)	1,202	1,096	7,146	2,935
Acquisition transaction-related expenses (3)	—	—	1,474	—
Deferred compensation costs (4)	—	—	—	297

Gross Adjustments to EBITDA	2,958	2,794	13,646	7,422

EBITDA As Defined	$105,820	$94,732	$295,969	$280,623

EBITDA As Defined, Margin (5)	49.4%	49.9%	49.0%	49.7%

(1)	Represents compensation expense recognized by TD Group under our stock option plans.
(2)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(3)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(4)	Represents the expenses recognized by TD Group under our deferred compensation plans.
(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JULY 3, 2010 AND JUNE 27, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Reported Earnings Per Share

Net Income	$44,005	$41,388	$112,810	$121,291
Less: Dividends paid on participating securities	—	—	(30,313)	—

Net income applicable to common stock	$44,005	$41,388	$82,497	$121,291

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	49,271	48,376	49,108	48,411
Vested options deemed participating securities	3,652	4,008	3,815	4,107

Total shares for basic and diluted earnings per share	52,923	52,384	52,923	52,518

Basic and diluted earnings per share	$0.83	$0.79	$1.56	$2.31

Adjusted Earnings Per Share

Net Income	$44,005	$41,388	$112,810	$121,291

Gross adjustments to EBITDA	2,958	2,794	13,646	7,422
Purchase accounting backlog amortization	745	673	2,499	2,305
Tax adjustment	(1,231)	(1,224)	(5,716)	(3,453)

Adjusted Net Income	$46,477	$43,631	$123,239	$127,565

Adjusted diluted earnings per share under the two-class method	$0.88	$0.83	$2.33	$2.43

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED	Table 4
SUPPLEMENTAL INFORMATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Period Ended July 3, 2010	Thirty-Nine Week Period Ended July 3, 2010

Net Income	$44,005	$112,810
Less: Dividends paid on participating securities	—	(30,313)

Net income applicable to common stock	$44,005	$82,497

Weighted average common shares outstanding	49,271	49,108
Vested options deemed participating securities	3,652	3,815

Diluted weighted-average shares outstanding	52,923	52,923

Diluted earnings per share	$0.83	$1.56
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	—	0.57
Non-cash compensation costs	0.02	0.06
Acquisition-related expenses	0.03	0.12
Transaction-related expenses	—	0.02

Adjusted diluted earnings per share	$0.88	$2.33

TRANSDIGM GROUP INCORPORATED	Table 5
SUPPLEMENTAL INFORMATION
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JULY 3, 2010 AND JUNE 27, 2009
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirty-Nine Week Periods Ended
	July 3, 2010	June 27, 2009

Net Cash Provided by Operating Activities	$155,263	$129,017
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(25,183)	21,115
Interest expense - net (1)	79,479	62,411
Income tax provision - current	61,730	61,561
Non-cash equity compensation (2)	(5,037)	(4,214)
Excess tax benefit from exercise of stock options	16,071	3,311

EBITDA	282,323	273,201
Adjustments:
Stock option expense (3)	5,026	4,190
Integration and purchase accounting adjustments (4)	7,146	2,935
Acquisition transaction-related expenses (5)	1,474	—
Deferred compensation costs (6)	—	297

EBITDA As Defined	$295,969	$280,623

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)	Represents the compensation expense recognized by TD Group under our stock option plans.
(4)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(5)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(6)	Represents the compensation expense recognized by TD Group under our deferred compensation plans.

TRANSDIGM GROUP INCORPORATED	Table 6
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
(Unaudited)

	July 3, 2010	September 30, 2009

Cash and cash equivalents	$258,389	$190,167
Trade accounts receivable - Net	120,447	106,446
Inventories	174,080	167,766

Accounts payable	29,573	44,680
Accrued liabilities	84,382	55,072

Long-Term Debt	1,771,120	1,356,761